SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 30, 2006
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NT HOLDING CORP.
(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8th Floor, No. 211 Johnston Road
Wanchai, Hong Kong
(Address of Principal Executive Offices)

852-2836-6202
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2006 (the “Closing Date”), NT Holding Corp (the “Company”) and Shanxi Jinhai Metal Group (“Jinhai”) closed on a materially definitive agreement (the “Acquisition”). The terms of the Acquisition were set forth in the agreement between Jinhai and the Company entered into on March 12, 2006 (the “Agreement”), and amended on June 27, 2006 (the “Amendment”). Pursuant to the terms of the Agreement as amended by the Amendment, the Company’s 100% owned subsidiary, American-Asia Metallurgical Industry Limited (“AAMI”), acquired 58% of the equity of Jinhai in exchange for $2,000,000, payable on or before March 15, 2007. Pursuant to the terms of the Amendment, the Acquisition will take the form of an acquisition by the Company through AAMI, not a joint venture as was originally contemplated in the Agreement.

Jinhai is a Chinese corporation that engages in coking coal and steel production and is located in Shanxi Province in China. Jinhai currently employs approximately 500 employees and its production facilities occupy a landmass of approximately 2 million square feet. The current production capability of Jinhai reaches an annual output of approximately 180,000 tons of coking coal and 200,000 tons of steel.

The financial statements relating to this transaction are listed below and incorporated herewith.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Audited Financial Statements for Shanxi Jinhai Metal Group for 2004 and 2005 are attached hereto and incorporated herein by reference.

Pro Forma Financial Statements for Shanxi Jinhai Metal Group and the Company are attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 26, 2006	NT HOLDING CORP.

/s/ Chun Ka Tsun ---------------------------------------- By: Chun Ka Tsun Its: Chief Executive Officer and Director